UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUTRAFUELS, INC. (Exact name of registrant as specified in its charter)

Florida	46-1482900
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

NutraFuels, Inc

6601 Lyons Road

L 6 Coconut Creek, Florida 33073

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ¨

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  x

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-191407

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in NutraFuels, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on December 26, 2013 (File No. 333-191407), declared effective on January 13, 2014, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

3.1 Articles of Organization of NutraFuels, LLC, a Florida Limited Liability Company (1)

3.2 Certificate of Conversion from a Florida Limited Liability Company to a Florida Corporation (1)

3.3 Articles of Incorporation of NutraFuels, Inc., a Florida Corporation(1)

3.4 Certificate of Designation of Series A Preferred Shares(1)

3.5 Bylaws of NutraFuels, Inc(1)

4.1 Form of Convertible Note and Warrant(2)

4.2 Form of Subscription Agreement(2)

4.3 Form of Convertible Note(2)

10.1. Agreement between Nutra Evolution LLC and NutraFuels Inc. (1)

10.2. Agreement between AMS Health Services LLC and NutraFuels Inc. (1)

10.3. February 12, 2012 Agreement between NutraFuels, Inc. and Neil Catania (2)

10.4. November 12, 1012 Agreement between NutaFuels, Inc. and Neil Catania (2)

10.5. November 15, 2012 Agreement between NutaFuels, Inc.  and Mike Smyth (2)

10.6. November 15, 2012 Agreement between NutaFuels, Inc.  and Donald Brennick(2)

10.7. June 7, 2013 Agreement between NutraFuels, Inc. and Craig Hetherington (2)

10.8. August 26, 2013 Agreement between NutaFuels, Inc. and Craig Hetherington (2)

10.9. Form of Purchase Order Alpine (2)

10.10. Core-Mark Vendor Program Agreement (2)

10.11. Form of Invoice (2)

(1) Previously included in our Form S-1 Registration Statement filed with the Securities & Exchange Commission on September 26, 2013.

(2) Previously included in Amendment Number 3 to our Form S-1 Registration Statement filed with the Securities & Exchange Commission on December 26, 2013.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NutraFuels, Inc.

 Dated: February 12, 2014

/s/ Edgar Ward

            Edgar Ward

Chief Executive Officer, Principal Executive Officer

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